TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                            FACSIMILIE: 404-885-3900



                                  July 22, 2003



Gulf Power Company
One Energy Place
Pensacola, Florida 32520-0102

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Gulf Power Company (the "Company") in connection with the Registration Statement, on Form S-3 (Registration Statement Nos. 333-104449, 333-104449-01 and 333-104449-02) (the "Registration
Statement"), relating to $60,000,000 aggregate principal amount of the Company's Series G 4.35% Senior Notes due July 15, 2013 (the "Notes"). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan
Bank), as trustee (the "Trustee"), as heretofore supplemented and amended and as further supplemented and amended by a Seventh Supplemental Indenture dated as of July 22, 2003 (collectively, the "Indenture").

         We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legal binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP



Gulf Power Company
July 22, 2003
Page 2


opinion that the Notes are valid, binding and legal obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/  Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP






               ATLANTA o HONG KONG o LONDON o NORFOLK o Raleigh o
                    RICHMOND TYSONS CORNER o VIRGINIA BEACH o
                                WASHINGTON, D.C.

                              DEWEY BALLANTINE LLP

                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                        tel 212 259-8000 fax 212 259-6333










                                                       July 22, 2003




Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308


         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-104449, 333-104449-01 and 333-104449-02) (the "Registration Statement"), relating to $60,000,000 aggregate principal amount of Gulf Power Company's (the "Company") Series G 4.35% Senior Notes due July 15, 2013 (the "Notes"). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan
Bank), as trustee (the "Trustee"), as heretofore supplemented and amended and as further supplemented and amended by an Seventh Supplemental Indenture dated as of July 22, 2003 (collectively, the "Indenture").

         We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legal binding obligation of the Trustee.

July 22, 2003
Page 2

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not thereby admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/  Dewey Ballantine LLP


                                            DEWEY BALLANTINE LLP